SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary proxy statement
         /X/      Definitive proxy statement
         / /      Definitive additional materials
         / /      Soliciting   material  pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                     AMERICANA GOLD & DIAMOND HOLDINGS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


                                  JOSE PEREIRA
--------------------------------------------------------------------------------
                   (Name of Person(s) filing Proxy Statement)


         Payment of filing fee (check the appropriate box):

         /X/      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(j)(2).

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:(1)


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         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:



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         (2) Form, schedule or registration statement no.:



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         (3)      Filing party:



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         (4)      Date filed:



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                                       -2-

                     AMERICANA GOLD & DIAMOND HOLDINGS, INC.
                       Calle Los Laboratorios, Torre Beta,
                      Piso 2, Oficina 208, Urb. Los Ruices
                               Caracas, Venezuela
                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 29, 1998
                                  -------------

To the Stockholders:

                  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of AMERICANA GOLD & DIAMOND HOLDINGS, INC., a Delaware corporation (the "Company"), will be held at the Hotel PRESIDENT, Salon Tepuy, Calle Valparaiso, Los Caobos, Caracas, Venezuela, on June 29, 1998 at 10:00 a.m. local time, for the following purposes:

                           1.  To  elect  four  (4)  members  of  the  Board  of
                  Directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In voting on such proposal, the stockholders of the Company should be aware that if the nominees for Directors are elected, they will attempt to implement a variety of changes to the business operations of the Company. For a more detailed description of such changes, please see "Proposal 1 - Election of Directors Plan of Reorganization" in the accompanying Proxy Statement.

                           2. To approve a proposal  for the  issuance of shares
                  of the Company's Common Stock, $.001 par value, as compensation to directors and officers for services rendered from January 1, 1997 through June 30, 1998; and

                           3. To transact such other business as may properly be
                  brought before the Meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on May 19, 1998 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                              By Order of the Board of Directors

                                              TOMAZ KLINGBERG
                                              Secretary

Dated:  June 5, 1998

             WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING,
               YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
                       WHICH REQUIRES NO POSTAGE IF MAILED
                              IN THE UNITED STATES.

                     AMERICANA GOLD & DIAMOND HOLDINGS, INC.
                       Calle Los Laboratorios, Torre Beta
                      Piso 2, Oficina 208, Urb. Los Ruices
                               Caracas, Venezuela

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 29, 1998
                           --------------------------

                                  INTRODUCTION

                  This Proxy Statement is being furnished to stockholders by the Board of Directors of Americana Gold & Diamond Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hotel PRESIDENT, Salon Tepuy, Calle
Valparaiso, Los Caobos, Caracas, Venezuela, on June 29, 1998, at 10:00 a.m. local time, or at any adjournments thereof.

                  The principal executive offices of the Company are located at Calle Los Laboratorios, Torre Beta, Piso 2, Oficina 208, Urb. Los Ruices, Caracas - 1071, Venezuela. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is June 5, 1998.


                        RECORD DATE AND VOTING SECURITIES

                  Only stockholders of record at the close of business on May 19, 1998, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 12,692,683 shares of the Company's common stock, $.001 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

                  Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors,

(in voting on such proposal, the stockholders of the Company should be aware that if the nominees for Directors are elected, they will attempt to implement a variety of changes to the business operations of the Company), (ii) for the approval of a proposal for the issuance of shares of the Company's Common Stock as compensation to directors and officers and (iii) for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy. The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by the execution of a subsequent proxy which is presented to the Meeting, or if the stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

                  The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

                  The following table sets forth information concerning ownership of the Company's Common Stock, as of May 19, 1998, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each nominee for Director, each executive officer as defined in Item 402(a)(3) of Regulation S-KSB and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is Calle Los Laboratorios, Torre Beta, Piso 2, Oficina 208, Urb. Los Ruices, Caracas - 1071, Venezuela.

Name and Address                          Shares                   Percentage
of Beneficial Owner                Beneficially Owned(1)            of Class
-------------------                ---------------------            --------

Carlos Hausmann                          1,050,090(2)                 8.3%

Henry Bloch                                580,836(3)                 4.6%

David Zrihen                               333,236                    2.6%

David Bassan                               200,353                    1.6%

Jose Pereira                               305,982                    2.4%

Tomaz Klingberg                            338,332(4)                 2.7%

Alberto Cohen                              268,602(5)                 2.1%

Gerald L. Sneddon                                0                     -

Clement W. Cohen                           334,004                    2.6%

Gordon Gutraith                                  0                     --

Nora Coccaro                                     0                     --

Fred Peschke                                     0                     --

All directors and                        3,411,435(2)(3)(4)(5)       26.9%
executive officers as a
group (9 persons)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2) Includes 322,156 shares of Common Stock held by an entity controlled by Mr. Hausmann. Mr. Hausmann disclaims beneficial ownership of such shares.
(3) Includes 106,762 shares of Common Stock held by an entity controlled by Mr. Bloch. Mr. Bloch disclaims beneficial ownership of such shares.
(4) Includes 59,094 shares of Common Stock held by an entity controlled by Mr. Klingberg. Mr. Klingberg disclaims beneficial ownership of such shares.
(5) Includes 95,961 shares of Common Stock held by an entity controlled by Mr. Cohen. Mr. Cohen disclaims beneficial ownership of such shares.

                       PROPOSAL I - ELECTION OF DIRECTORS

                  Unless otherwise specified, all Proxies received will be voted in favor of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker nonvotes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors. No nominee is currently a Director of the Company except for Gerald L. Sneddon. The terms of the nominees expire at the Meeting and when their successors are duly elected and shall have qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The following table sets forth the ages of the Directors and nominees of the Company:


                                                         Year Elected to the
                                                         Board of Directors
Name                                         Age         --------------------

Gordon Gutraith........................       60                 --
Nora Coccaro...........................       40                 --
Fred Peschke...........................       59                 --
Gerald L. Sneddon......................       66                1997

                  Gordon Charles Gutraith. Mr. Gutraith is a registered Professional Engineer. He began his career as an exploration geologist with International Nickel Company and Newmont Mining Corporation in Western Canada. From 1961 to 1987, he was Managing Director, Coin Canyon Mines evaluating exploration projects in Western Canada and the United States. From 1972 to 1977, he acted as an independent consulting geologist and President, Atled Exploration Management Ltd. providing contract geological and geophysical services for the evaluation of hardrock and alluvial deposits in Canada, United States and Mexico. From 1977 to 1996, he was the founding President and later Chairman of Queenstate Resources Ltd., a Toronto Stock Exchange listed mineral exploration company.

                  From 1996 to the present, he has been a private investor. Mr. Gutraith sits on the Board of Directors of the following publicly-traded mining companies: Golden Queen Mining Ltd., Visionary Mining Corp. and AME Resources Capital Corp.

                  Nora Coccaro. Nora Coccaro has worked for more than 15 years in the financial and investment markets in North and South America. Her roles in public companies have included operations management for junior exploration and mining companies, negotiations and project due diligence and fund raising for new mining acquisitions in various Latin American countries. From 1991 until 1995 Ms. Coccaro was employed by Crystallex International Corp. as an assistant to the Chairman. She has also served as a director and officer of several public companies. From 1995 until 1997 she served on the Board of Directors of Madison de Venezuela, C.A., and was the Manager of the Venezuelan Operations of Consolidated Madison Holdings Ltd. Since January 1998, she has served on the Board of Directors and is the President of EPL Ventures Corp. Ms. Coccaro is fluent in Spanish and English, and serves as the Consul of Uruguay to Western Canada.

                  Fred M. Peschke. Fred M. Peschke's involvement in the mining industry dates back to the seventies, when he worked as Controller for a Caterpillar dealership in the Yukon Territory, Canada for close to 10 years.

                  In 1979, Mr. Peschke took on the financial management of a $15 million dollar mine development in the northern Yukon. After completion of the construction phase of the mine, Mr. Peschke concentrated on the development of his own accounting/computer business, catering mostly to mining companies in the Yukon Territory.

                  Gerald L. Sneddon. Gerald L. Sneddon currently serves on the Board of Directors of Francisco Gold Corp. and Gold Standard Inc. and currently has operational responsibilities for Francisco Gold Corp. Mr. Sneddon has an extensive background in the mining industry. For more than five years prior to 1997, Mr. Sneddon was employed in various capacities at the MK Gold Company of Boise, Idaho, most recently as Executive Vice President. Mr. Sneddon received a B.S. in Engineering from Montana State University and has been employed by such companies as Kaiser Steel Corporation.

                  Plan of Reorganization. On April 1, 1998, the Company received notice from the Nasdaq SmallCap Market ("Nasdaq") that the Company's Common Stock was not in compliance with the new minimum bid price requirement (which is $1.00 per share) as set forth in Marketplace Rule 4310(c)(4) ("Rule (c)(4)"). As a result, the Company has been provided ninety calendar days, which expires July 1, 1998, in order to regain compliance with this standard. If the Common Stock does not regain compliance, by trading at or above the minimum $1 requirement for at least 10 consecutive trade days, the Company's Common Stock could be delisted from Nasdaq and quotations would no longer be available on Nasdaq. If the Common Stock was delisted from the SmallCap Market, the Company's Common Stock would be traded in the non-nasdaq over-the-counter market. As a result of such delisting of the Common Stock from the SmallCap Market, it may be more difficult for investors to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

                  In view of the foregoing, upon the election of each of the four nominees to the Board of Directors of the Company, the nominees, both individually and collectively, have agreed to a plan of reorganization (the "Plan") of the Company which includes, among other things, the (i) the appointment of Eric Rauguth as interim

President of the Company, (ii) relocation of the Company's principal office to Canada, (iii) arrangement of additional financing for the Company of up to $2.5 million to be used for administration and reorganization costs, corporate debt, bank debt and other general corporate purposes, including the funding of acquisition and exploration programs for gold and diamonds, (iv) purchase of exploration properties for gold and diamonds in Santa Rosa, Roraima State, Brazil and the Marudi Mountain Reconnaissance Permit in southern Guyana and (v) establishment and maintenance in the Company of a technical division to manage both property and exploration programs for gold and diamonds. Accordingly, if the stockholders approve the election of the nominees for Director, it will be the intention of the Board of Directors to attempt to implement the Plan. However, there can be no assurance that the Board will be successful in implementing all or any part of the Plan or that the Board will not seek to revise or amend all or any part of the Plan. There can also be no assurance that either the election of the four nominees as Directors of the Company or the implementation of all or any part of the Plan will enable the Company's Common Stock to continue to be listed on the SmallCap Market.

                                  NEW PRESIDENT

         As described above, as part of the Plan, Eric Rauguth will be appointed President and Chief Executive Officer of the Company on an interim basis.

         Mr. Rauguth has been active in the mineral resource sector for over 25 years operating mining exploration companies in North and South America. As President and CEO of the consulting and service company Vencan, he provided senior consulting and management services to many publicly traded resources companies. He served as executive officer of the Latin American subsidiaries of Venoro Gold Corp. (VSE), Tombstone Exploration Ltd. (TSF), Diamond Works Ltd.
(TSE) and Carson Gold Corp. (VSE) during the periods of construction and stabilization.


Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                              SECTION 16 COMPLIANCE

         All of the Executive Officers and Directors of the Company did not timely file Form 3s and Form 4s under Section 16 of the Securities Exchange Act of 1934, as amended. All of such individuals have filed Form 5s to reflect all transactions in the Company's Common Stock which they were a party to in 1996 and 1997.

Meetings

         For the fiscal year ended December 31, 1997, there were 12 meetings of the Board of Directors. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware. The Board of Directors does not have a standing nominating committee.

         The Board of Directors intends to create a Compensation Committee, which will make recommendations concerning salaries and incentive compensation for employees of and consultants to the Company. The Company currently has an Audit Committee consisting of Alberto Cohen and Clement Cohen, which reviews the results and scope of the audit and other services provided by the Company's independent accountants. If the nominees are elected to the Board of Directors, the Board of Directors will appoint new Directors to the Audit Committee.

         PROPOSAL II - ISSUANCE OF SHARES OF COMMON STOCK TO DIRECTORS AND OFFICERS AS COMPENSATION FOR SERVICES RENDERED IN 1997

         The Board of Directors of the Company has unanimously approved and recommends to stockholders that they consider and approve a proposal to issue shares of the Company's Common Stock in lieu of cash, as compensation for services rendered by directors and officers of the Company for the period from January 1, 1997 through June 30, 1998. The shares of Common Stock to be issued are valued at $.50 per share. The Company is seeking stockholder approval because under Nasdaq Marketplace Rule 4320(H)(i) a SmallCap Market listed company is required to seek stockholder approval of a plan pursuant to which officers or directors are issued in the aggregate in excess of 25,000 shares of Common Stock. If this proposal is approved, the Company will issue 521,334 shares of Common Stock.

         The following table sets forth the name of each Director and Officer, the amount of compensation owed to such Director or Officer for fees incurred in 1997 and the number of shares of Common Stock, $.001 par value to be issued:


                                   Compensation             Number of Shares
Name                                   Owed                   to be Issued
----                                   ----                   ------------
Carlos Hausmann.........            $47,000.00                 94,000
Jose G. Pereira.........            $45,000.00                 90,000
Henry Bloch.............            $37,000.00                 74,000
Tomaz Klingberg.........            $37,000.00                 74,000
David Bassan............            $25,000.00                 50,000
David Zrihen............            $25,000.00                 50,000
Clement W. Cohen........            $18,000.00                 36,000
Alberto Cohen...........            $15,000.00                 30,000
Gerald Sneddon..........            $11,666.67                 23,334
All directors and
executive officers as a
group...................           $260,666.67                521,334

Voting Required

         The affirmative vote of the holders of a majority of the shares of the Common Stock present or represented and entitled to vote at the meeting is required to approve the proposal whereby Directors and Officers will be issued Common Stock in lieu of cash for services rendered by Directors and Officers for the period from January 1, 1997 through June 30, 1998. An abstention from voting by a stockholder present in person or represented by proxy at the Meeting has the same effect as a vote against the matter. Broker non-votes, however, are not considered shares entitled to vote on this proposal and are not included in determining whether the proposal is approved.

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO ISSUE COMMON STOCK IN LIEU OF COMPENSATION TO DIRECTORS AND OFFICERS FOR SERVICES RENDERED IN 1997 AND 1998.


                             EXECUTIVE COMPENSATION

Officers and Directors' Compensation

                  No officer of the Company was paid salary and bonus exceeding $100,000 with respect to the year ended December 31, 1997. The total cash compensation paid to officers of the Company in the year ended December 31, 1997 was $26,400. As described under "Proposal II -- Issuance of Shares of Common Stock to Directors and Officers as Compensation for Services Rendered in 1997", the Company was obligated to pay Directors and Officers $260,666.67 in 1997 to 1998. If Proposal II is approved, the Company will issue 521,334 shares in lieu of the cash compensation. Mr. Carlos Hausmann, the President and Chief Executive Officer of the Company (the "Named Executive Officer") did not receive any cash from the Company in connection with his duties as the principal executive officer of the Company. Mr. Hausmann was entitled to receive $47,000 in connection with his duties as a Director and Chairman of the Company. As described under Proposal 2, the Company is seeking stockholder approval of a proposal to approve the compensation of directors and officers by issuing shares of Common Stock of the Company in lieu of cash. If such proposal is approved, Mr. Hausmann would receive 94,000 shares of Common Stock.

Board of Directors Interlocks and Insider Participation

         Currently the Board of Directors has no compensation committee. See "Certain Relationships and Related Transactions for transactions between the Company and its executive officers or directors."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          From time to time certain officers and directors of the Company have purchased Common Stock from the Company in Foreign Private Placements. In 1996 and 1997, no officer or director paid $60,000 or more for such Common Stock.

         In December 1996, Henry Bloch, an officer and director of the Company received 100,000 shares of Common Stock in consideration of certain consulting services.

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed DELOITTE & TOUCHE INTERNATIONAL as the Company's independent auditors for the fiscal year ended December 31, 1998. The Company is not asking the stockholders to approve a proposal to select such auditors. A representative of DELOITTE & TOUCHE INTERNATIONAL will not be present at the Meeting.

                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than December 15, 1998.

                                  ANNUAL REPORT

         All stockholders of record as of May 19, 1998 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 1997 (without exhibits) as filed with the Securities and Exchange Commission. Such reports contain certified financial statements of the Company for the fiscal year ended December 31, 1997.

                                                  By Order of the Company,


                                                  TOMAZ J. KLINGBERG, Secretary

Dated:  Caracas, Venezuela
        June 5, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                     AMERICANA GOLD & DIAMOND HOLDINGS, INC.

                     Proxy -- Annual Meeting of Shareholders
                                  June 29, 1998

         The undersigned, a stockholder of Americana Gold & Diamond Holdings, Inc., a Delaware corporation (the "Company"), does hereby appoint Carlos Hausmann and Jose Pereira and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Shareholders of the Company to be held at the Hotel PRESIDENT, Salon Tepuy, Calle Valparaiso, Los Caobos, Caracas, Venezuela, on June 29, 1998 at 10:00 a.m. local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below:

         1.       ELECTION  OF  DIRECTORS  AND  APPROVAL  OF  PROPOSED  PLAN  OF
                  REORGANIZATION:

                  The election of Gordon Gutraith, Nora Coccaro, Fred Peschke and Gerald L. Sneddon to serve on the Board of Directors until the 1999 Annual Meeting of Stockholders.


                                                 TO WITHHOLD AUTHORITY
                                                 TO VOTE FOR ANY INDIVIDUAL
                                WITHHOLD         NOMINEE(S), PRINT NAME(S)
                  FOR ____      VOTE ____        BELOW
                                                 -------------------------

                                                 -------------------------


         2. ISSUANCE OF SHARES OF COMMON STOCK TO DIRECTORS AND OFFICERS AS COMPENSATION FOR SERVICES RENDERED IN 1997 - 1998.

                  To authorize the issuance of Common Stock to Directors as compensation for services rendered in 1997 - 1998.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO ISSUE SHARES OF COMMON STOCK TO DIRECTORS AND OFFICERS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           , 1998

_____________________ (L.S.)

_____________________ (L.S.)
         Signature(s)

NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer.

     Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.